Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 29% TO $32.7 BILLION

SEATTLE—(BUSINESS WIRE)—October 27, 2016—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2016.
Operating cash flow increased 49% to $14.6 billion for the trailing twelve months, compared with $9.8 billion for the trailing twelve months ended September 30, 2015. Free cash flow increased to $8.6 billion for the trailing twelve months, compared with $5.4 billion for the trailing twelve months ended September 30, 2015. Free cash flow less lease principal repayments increased to $4.9 billion for the trailing twelve months, compared with $3.1 billion for the trailing twelve months ended September 30, 2015. Free cash flow less finance lease principal repayments and assets acquired under capital leases increased to $3.4 billion for the trailing twelve months, compared with $637 million for the trailing twelve months ended September 30, 2015.
Common shares outstanding plus shares underlying stock-based awards totaled 496 million on September 30, 2016, compared with 489 million one year ago.
Net sales increased 29% to $32.7 billion in the third quarter, compared with $25.4 billion in third quarter 2015. The favorable impact from year-over-year changes in foreign exchange rates throughout the quarter on net sales was $52 million.
Operating income was $575 million in the third quarter, compared with $406 million in third quarter 2015.
Net income was $252 million in the third quarter, or $0.52 per diluted share, compared with $79 million, or $0.17 per diluted share, in third quarter 2015.

“Alexa may be Amazon’s most loved invention yet — literally — with over 250,000 marriage proposals from customers and counting,” said Jeff Bezos, founder and CEO of Amazon. “And she’s just getting better. Because Alexa’s brain is in the cloud, we can easily and continuously add to her capabilities and make her more useful — wait until you see some of the surprises the team is working on now.”
Highlights

•
Amazon Studios announced a slate of new Original Movies and Series premiering in the coming months, including the theatrical debut of Manchester by the Sea, a Sundance and Toronto Film Festival favorite, as well as exclusive Prime Video premieres of Amazon Original Series including The Man in the High Castle, the second season of the most watched original series on Prime Video; The Grand Tour, the highly-anticipated series with Clarkson, Hammond, and May; and Mozart in the Jungle, the third season of the multi-Golden Globe winning series.

•
Amazon Studios released Gleason, The Dressmaker, The Handmaiden, and Author: The JT LeRoy Story in theaters nationwide. Each film will be available exclusively to Prime members through Prime Video following its theatrical release.

•
Amazon Video won six Emmys, including the second win for both Jeffrey Tambor and Jill Soloway for Outstanding Lead Actor in a Comedy Series and Outstanding Directing for a Comedy Series, respectively, for Transparent.

•
Amazon debuted five Amazon Original Series, including the third season of award-winning series Transparent, and the debut seasons of One Mississippi, Fleabag, Woody Allen’s first TV series, Crisis in Six Scenes, and David E. Kelley’s Goliath, starring Billy Bob Thornton.

•	Since launching in May, Amazon customers have streamed billions of minutes of content from providers that self-published through Amazon Video Direct.

•
Amazon launched Amazon Music Unlimited, an on-demand music streaming service with tens of millions of songs and thousands of curated playlists and personalized stations. Customers listening to Amazon Music Unlimited on Echo, Echo Dot, or Amazon Tap can access their favorite music with new natural language voice controls powered by Alexa. The on-demand music service is $7.99 per month for Prime members, and only $3.99 per month for customers who subscribe to the exclusive “for Echo” subscription plan.

•
Amazon announced that music from Garth Brooks — the #2 all-time best-selling artist in the U.S. behind only the Beatles — is now available to stream exclusively on Amazon Music. Fans can listen to hit songs and popular albums from the country music icon on Amazon Music Unlimited, with albums and songs also available for purchase and digital download on Amazon Music.

•
Amazon introduced the all-new version of the Echo Dot, a hands-free, voice-controlled device powered by Alexa — available in the U.S. for under $50. Additionally, Amazon introduced Alexa, Echo, and Echo Dot to customers in the U.K. and Germany.

•
Alexa skills selection increased 3x in three months, and there are now more than 3,000 skills available, including Food Network, GE Appliances, Yahoo Sports Fantasy Football, and more. Amazon now has tens of thousands of developers building new skills for Alexa.

•
Amazon announced the Alexa Prize, an annual university competition with $2.5 million dedicated to accelerating the field of conversational artificial intelligence. The goal of the competition is to build a “socialbot” on Alexa that will converse with people about popular topics and news events.

•
Amazon introduced Fire HD 8, an all-new tablet that offers 12 hours of battery life, 50% more RAM for faster performance, and 2x the storage — for $89.99. Amazon also announced that Alexa is coming to Fire tablets — just press and ask, and Alexa will play music, launch games, read audiobooks, and more.

•
Amazon introduced the next generation of the best-selling Fire TV Stick, now with an included Alexa Voice Remote, and still $39.99. Amazon also released a software update for Fire TV and Fire TV Stick that enables customers to use their voice to search across more than 90 apps and channels, including Netflix, making it easier to find and watch their favorite TV shows and movies without navigating through multiple apps.

•
Amazon Game Studios announced its first three games at TwitchCon 2016: Breakaway, New World, and Crucible. All three games are built on the Amazon Lumberyard game engine, and created for Twitch broadcasters, viewers, and players.

•
Amazon and Twitch announced Twitch Prime, a new set of Prime benefits for gamers that includes exclusive discounts on pre-order and new release games, a rotating selection of free digital games and in-game loot, and a premium Twitch experience that includes a monthly Twitch channel subscription.

•
Amazon introduced new features to the Prime Photos service in the U.S., designed for Prime members and their family. Prime members can now invite up to five family members or friends to join their Family Vault, which includes access to Prime Photos benefits including unlimited storage of photos, plus an additional 5 GB for videos and other files.

•	Amazon introduced Prime Reading, a benefit for Prime members to enjoy unlimited, free reading from a rotating selection of over a thousand books, magazines, comics, and more.

•
Amazon and Audible announced Audible Channels, a new benefit for Prime members to enjoy unlimited, free access to the new short-form digital audio service as well as access to a rotating selection from Audible’s audiobook catalog.

•
AmazonFresh expanded to northern Virginia, Dallas, Maryland, and Chicago. Additionally, customers in all locations can now shop for groceries through AmazonFresh directly on the Amazon.com website alongside their other shopping.

•	The Great Indian Festival was Amazon.in’s biggest shopping event ever. During the event, customers from 97% of India’s serviceable postal codes placed at least one order on Amazon.in.

•
Handmade at Amazon launched in the U.K., Germany, France, Italy, and Spain. Customers across Europe can now shop from more than 30,000 genuinely handcrafted items sold by thousands of artisans from over 40 countries.

•
Amazon Japan became the new title sponsor of Amazon Fashion Week Tokyo, collaborating with the Japan Fashion Week Organization to help support and elevate the awareness of Japanese fashion designers and manufacturers globally.

•
Amazon expects to create 120,000 seasonal jobs in customer fulfillment and customer service this holiday season. Last year, Amazon transitioned more than 14,000 seasonal positions to regular, full-time roles after the holidays, and expects to increase that number this year.

•
Amazon.co.uk announced the “Amazon Women in Innovation Bursary” at University of Cambridge, University of Edinburgh, and King’s College, which provides scholarships for young women to pursue a degree in innovation-related fields.

•
Amazon Web Services (AWS) announced the availability of the U.S. East (Ohio) Region. AWS now operates 38 Availability Zones across 14 technology infrastructure Regions globally, and plans to open an additional nine Availability Zones in four regions (Canada, the U.K., France, and a second region in China) in the coming months.

•
VMware and AWS announced a new hybrid cloud service, “VMware Cloud on AWS,” that enables customers to use their existing VMware software and tools to leverage AWS’s global footprint and breadth of services, including storage, databases, analytics, and more. This offering will be the primary public cloud service sold and supported by VMware, and AWS will be VMware’s primary public cloud partner.

•
AWS announced the availability of P2 instances, a new GPU instance type for Amazon EC2. The most powerful GPU virtual machine in the cloud with up to 16 NVIDIA Tesla® K80 GPUs, P2 instances are designed for compute-

intensive applications such as artificial intelligence, deep learning, computational fluid dynamics, computational finance, seismic analysis, molecular modeling, genomics, and rendering workloads.

•
AWS announced the option for customers to bring their own encryption keys with AWS Key Management Service. This new feature allows customers to import keys from any key management and Hardware Security Module solution and use them with AWS services and their own applications.

•
AWS launched new capabilities for AWS Educate, a global program that provides students and educators with resources to accelerate cloud-related learning. The program now includes access to courses designed to teach cloud skills, paired with the AWS Educate Job Board, featuring cloud-related internships and jobs from top employers around the world.

•
AWS announced a new Application Load Balancer option for content-based routing that enables customers to route a request to an AWS service based on the content of the request and supports applications that run in containers. Web sites and mobile applications, running in containers or on Amazon EC2 instances, will benefit from the use of Application Load Balancers.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 27, 2016, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Fourth Quarter 2016 Guidance

•
Net sales are expected to be between $42.0 billion and $45.5 billion, or to grow between 17% and 27% compared with fourth quarter 2015. This guidance anticipates approximately 60 basis points of favorable impact from foreign exchange rates.

•	Operating income is expected to be between $0 and $1.25 billion, compared with $1.1 billion in fourth quarter 2015.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.
A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.
These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015	2016	2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$12,521	$10,269	$15,890	$14,557	$10,709	$5,258
OPERATING ACTIVITIES:
Net income	252	79	1,622	114	2,105	328
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,084	1,599	5,819	4,529	7,572	5,908
Stock-based compensation	776	544	2,088	1,513	2,694	1,921
Other operating expense, net	31	34	128	120	163	156
Other expense (income), net	(23)	58	(41)	170	39	248
Deferred income taxes	(81)	(63)	36	(108)	226	76
Excess tax benefits from stock-based compensation	(173)	(95)	(493)	(212)	(401)	(96)
Changes in operating assets and liabilities:
Inventories	(1,095)	(1,537)	(383)	(844)	(1,726)	(1,983)
Accounts receivable, net and other	(671)	(588)	(1,443)	(577)	(2,621)	(1,681)
Accounts payable	2,540	2,030	(2,252)	(1,846)	3,887	3,207
Accrued expenses and other	441	143	(531)	(925)	1,306	525
Additions to unearned revenue	2,802	1,779	7,956	4,979	10,377	6,358
Amortization of previously unearned revenue	(2,397)	(1,373)	(6,715)	(3,805)	(9,018)	(5,144)
Net cash provided by (used in) operating activities	4,486	2,610	5,791	3,108	14,603	9,823
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,841)	(1,195)	(4,731)	(3,280)	(6,040)	(4,424)
Acquisitions, net of cash acquired, and other	(84)	(105)	(113)	(478)	(430)	(531)
Sales and maturities of marketable securities	1,431	1,045	3,500	1,890	4,635	2,244
Purchases of marketable securities	(2,076)	(1,122)	(4,358)	(2,732)	(5,717)	(4,354)
Net cash provided by (used in) investing activities	(2,570)	(1,377)	(5,702)	(4,600)	(7,552)	(7,065)
FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	173	95	493	212	401	96
Proceeds from long-term debt and other	8	33	83	260	176	6,241
Repayments of long-term debt and other	(26)	(181)	(271)	(712)	(1,212)	(894)
Principal repayments of capital lease obligations	(938)	(656)	(2,855)	(1,738)	(3,579)	(2,144)
Principal repayments of finance lease obligations	(44)	(21)	(105)	(95)	(131)	(163)
Net cash provided by (used in) financing activities	(827)	(730)	(2,655)	(2,073)	(4,345)	3,136
Foreign currency effect on cash and cash equivalents	46	(63)	332	(283)	241	(443)
Net increase (decrease) in cash and cash equivalents	1,135	440	(2,234)	(3,848)	2,947	5,451
CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,656	$10,709	$13,656	$10,709	$13,656	$10,709
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$1	$7	$146	$177	$295	$212
Cash paid for interest on capital and finance lease obligations	50	41	145	109	188	138
Cash paid for income taxes, net of refunds	91	80	317	200	390	230
Property and equipment acquired under capital leases	1,369	1,047	3,666	3,385	4,998	4,599
Property and equipment acquired under build-to-suit leases	211	125	793	381	956	595

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net product sales	$22,339	$18,463	$64,036	$52,650
Net service sales	10,375	6,895	28,210	18,609
Total net sales	32,714	25,358	92,246	71,259
Operating expenses:
Cost of sales	21,260	16,755	59,306	47,310
Fulfillment	4,335	3,230	11,900	8,865
Marketing	1,738	1,264	4,720	3,496
Technology and content	4,135	3,197	11,541	8,971
General and administrative	639	463	1,715	1,357
Other operating expense, net	32	43	133	136
Total operating expenses	32,139	24,952	89,315	70,135
Operating income	575	406	2,931	1,124
Interest income	26	13	71	37
Interest expense	(118)	(116)	(351)	(344)
Other income (expense), net	8	(56)	75	(187)
Total non-operating income (expense)	(84)	(159)	(205)	(494)
Income before income taxes	491	247	2,726	630
Provision for income taxes	(229)	(161)	(1,012)	(498)
Equity-method investment activity, net of tax	(10)	(7)	(92)	(18)
Net income	$252	$79	$1,622	$114
Basic earnings per share	$0.53	$0.17	$3.43	$0.24
Diluted earnings per share	$0.52	$0.17	$3.36	$0.24
Weighted-average shares used in computation of earnings per share:
Basic	474	468	473	467
Diluted	485	478	483	476

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$252	$79	$1,622	$114
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $6, $4, $18, and $3	19	(56)	133	(170)
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $(15), $3, $(32), and $(5)	29	(3)	65	3
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $(1), $(2), and $(1)	2	1	4	3
Net unrealized gains (losses) on available-for-sale securities	31	(2)	69	6
Total other comprehensive income (loss)	50	(58)	202	(164)
Comprehensive income (loss)	$302	$21	$1,824	$(50)

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
North America
Net sales	$18,874	$15,006	$53,544	$42,208
Operating expenses	18,180	14,478	50,769	40,461
Operating income before stock-based compensation and other	694	528	2,775	1,747
Stock-based compensation and other	439	342	1,230	959
Operating income	$255	$186	$1,545	$788
International
Net sales	$10,609	$8,267	$30,019	$23,577
Operating expenses	10,941	8,323	30,242	23,728
Operating income (loss) before stock-based compensation and other	(332)	(56)	(223)	(151)
Stock-based compensation and other	209	152	573	440
Operating income (loss)	$(541)	$(208)	$(796)	$(591)
AWS
Net sales	$3,231	$2,085	$8,683	$5,474
Operating expenses	2,210	1,564	6,083	4,297
Operating income before stock-based compensation and other	1,021	521	2,600	1,177
Stock-based compensation and other	160	93	418	250
Operating income	$861	$428	$2,182	$927
Consolidated
Net sales	$32,714	$25,358	$92,246	$71,259
Operating expenses	31,331	24,365	87,094	68,486
Operating income before stock-based compensation and other	1,383	993	5,152	2,773
Stock-based compensation and other	808	587	2,221	1,649
Operating income	575	406	2,931	1,124
Total non-operating income (expense)	(84)	(159)	(205)	(494)
Provision for income taxes	(229)	(161)	(1,012)	(498)
Equity-method investment activity, net of tax	(10)	(7)	(92)	(18)
Net income	$252	$79	$1,622	$114
Segment Highlights:
Y/Y net sales growth:
North America	26%	28%	27%	26%
International	28	7	27	3
AWS	55	78	59	70
Consolidated	29	23	29	19
Net sales mix:
North America	58%	59%	58%	59%
International	32	33	33	33
AWS	10	8	9	8
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Supplemental Net Sales Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Sales:
North America
Media	$3,237	$2,963	$9,372	$8,552
Electronics and other general merchandise	15,327	11,840	43,297	33,077
Other (1)	310	203	875	579
Total North America	$18,874	$15,006	$53,544	$42,208
International
Media	$2,491	$2,320	$7,254	$6,734
Electronics and other general merchandise	8,056	5,901	22,593	16,705
Other (1)	62	46	172	138
Total International	$10,609	$8,267	$30,019	$23,577

Year-over-year Percentage Growth:
North America
Media	9%	8%	10%	7%
Electronics and other general merchandise	29	35	31	32
Other	53	18	51	19
Total North America	26	28	27	26
International
Media	7%	(8)%	8%	(11)%
Electronics and other general merchandise	36	14	35	9
Other	37	10	24	(4)
Total International	28	7	27	3
Year-over-year Percentage Growth, excluding the effect of foreign exchange rates:
North America
Media	9%	9%	10%	7%
Electronics and other general merchandise	29	35	31	33
Other	53	18	51	18
Total North America	26	29	27	26
International
Media	7%	6%	7%	4%
Electronics and other general merchandise	36	32	35	28
Other	43	26	27	11
Total International	28	24	27	20
______________________________

(1)	Includes sales from non-retail activities, such as certain advertising services and our co-branded credit card agreements.

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,656	$15,890
Marketable securities	4,691	3,918
Inventories	10,696	10,243
Accounts receivable, net and other	6,566	5,654
Total current assets	35,609	35,705
Property and equipment, net	27,177	21,838
Goodwill	3,815	3,759
Other assets	4,296	3,445
Total assets	$70,897	$64,747
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,801	$20,397
Accrued expenses and other	10,497	10,372
Unearned revenue	4,200	3,118
Total current liabilities	33,498	33,887
Long-term debt	8,205	8,227
Other long-term liabilities	11,412	9,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 498 and 494
Outstanding shares — 475 and 471	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	15,968	13,394
Accumulated other comprehensive loss	(521)	(723)
Retained earnings	4,167	2,545
Total stockholders’ equity	17,782	13,384
Total liabilities and stockholders’ equity	$70,897	$64,747

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$8,980	$9,823	$11,920	$11,258	$12,726	$14,603	49%
Operating cash flow -- TTM Y/Y growth	69%	72%	74%	44%	42%	49%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$4,607	$4,424	$4,589	$4,897	$5,395	$6,040	37%
Principal repayments of capital lease obligations -- TTM	$1,832	$2,144	$2,462	$2,761	$3,298	$3,579	67%
Principal repayments of finance lease obligations -- TTM	$155	$163	$121	$111	$108	$131	(20)%
Property and equipment acquired under capital leases -- TTM	$4,710	$4,599	$4,717	$4,638	$4,676	$4,998	9%
Free cash flow -- TTM (1)	$4,373	$5,399	$7,331	$6,361	$7,331	$8,563	59%
Free cash flow less lease principal repayments -- TTM (2)	$2,386	$3,092	$4,748	$3,489	$3,925	$4,853	57%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (3)	$(492)	$637	$2,493	$1,612	$2,547	$3,434	440%
Invested capital (4)	$26,478	$28,860	$31,393	$32,824	$34,695	$36,722	27%
Common shares and stock-based awards outstanding	488	489	490	490	495	496	1%
Common shares outstanding	468	469	471	472	474	475	1%
Stock-based awards outstanding	20	20	19	18	21	21	3%
Stock-based awards outstanding -- % of common shares outstanding	4.4%	4.3%	4.1%	3.9%	4.4%	4.4%	N/A
Results of Operations
Worldwide (WW) net sales	$23,185	$25,358	$35,747	$29,128	$30,404	$32,714	29%
WW net sales -- Y/Y growth, excluding F/X	27%	30%	26%	29%	30%	29%	N/A
WW net sales -- TTM	$95,808	$100,588	$107,006	$113,418	$120,637	$127,993	27%
WW net sales -- TTM Y/Y growth, excluding F/X	22%	24%	26%	28%	29%	28%	N/A
Operating income	$464	$406	$1,108	$1,071	$1,285	$575	42%
FX impact -- favorable (unfavorable)	(9)	25	20	50	45	8	N/A
Operating income -- Y/Y growth, excluding F/X	N/A	N/A	84%	300%	168%	40%	N/A
Operating margin -- % of WW net sales	2.0%	1.6%	3.1%	3.7%	4.2%	1.8%	N/A
Operating income -- TTM	$765	$1,715	$2,233	$3,049	$3,871	$4,040	136%
Operating income -- TTM Y/Y growth (decline), excluding F/X	35%	N/A	N/A	933%	388%	128%	N/A
Operating margin -- TTM % of WW net sales	0.8%	1.7%	2.1%	2.7%	3.2%	3.2%	N/A
Net income (loss)	$92	$79	$482	$513	$857	$252	220%
Net income (loss) per diluted share	$0.19	$0.17	$1.00	$1.07	$1.78	$0.52	215%
Net income (loss) -- TTM	$(188)	$328	$596	$1,166	$1,931	$2,105	541%
Net income (loss) per diluted share -- TTM	$(0.41)	$0.69	$1.25	$2.43	$4.02	$4.38	533%
______________________________

(1)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net,” which is included in cash flow from investing activities.

(2)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(3)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(4)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Y/Y % Change
Segments
North America Segment:
Net sales	$13,796	$15,006	$21,501	$16,996	$17,674	$18,874	26%
Net sales -- Y/Y growth, excluding F/X	26%	29%	24%	27%	28%	26%	N/A
Net sales -- TTM	$56,233	$59,540	$63,708	$67,299	$71,176	$75,045	26%
Operating income before stock-based compensation and other:
Operating income	$703	$528	$1,003	$924	$1,157	$694	32%
Operating income -- Y/Y growth, excluding F/X	111%	N/A	36%	78%	64%	30%	N/A
Operating margin -- % of North America net sales	5.1%	3.5%	4.7%	5.4%	6.6%	3.7%	N/A
Operating income -- TTM	$1,893	$2,480	$2,751	$3,157	$3,611	$3,778	52%
Operating margin -- TTM % of North America net sales	3.4%	4.2%	4.3%	4.7%	5.1%	5.0%	N/A
Operating income:
Operating income	$348	$186	$636	$588	$702	$255	37%
FX impact -- favorable (unfavorable)	$9	$11	$6	$5	$5	$6	N/A
Operating income -- Y/Y growth, excluding F/X				129%	100%	34%	N/A
Operating margin -- % of North America net sales	2.5%	1.2%	3.0%	3.5%	4.0%	1.3%	N/A
Operating income -- TTM			$1,425	$1,759	$2,113	$2,182	N/A
Operating margin -- TTM % of North America net sales			2.2%	2.6%	3.0%	2.9%	N/A
International Segment:
Net sales	$7,565	$8,267	$11,841	$9,566	$9,844	$10,609	28%
Net sales -- Y/Y growth, excluding F/X	22%	24%	22%	26%	28%	28%	N/A
Net sales -- TTM	$33,598	$34,154	$35,418	$37,239	$39,518	$41,860	23%
Operating income (loss) before stock-based compensation and other:
Operating income (loss)	$(19)	$(56)	$60	$20	$88	$(332)	496%
Operating income/loss -- Y/Y growth (decline), excluding F/X	N/A	N/A	65%	N/A	N/A	539%	N/A
Operating margin -- % of International net sales	(0.2)%	(0.7)%	0.5%	0.2%	0.9%	(3.1)%	N/A
Operating income (loss) -- TTM	$(205)	$(86)	$(91)	$6	$113	$(163)	89%
Operating margin -- TTM % of International net sales	(0.6)%	(0.3)%	(0.3)%	—%	0.3%	(0.4)%	N/A
Operating income (loss):
Operating income (loss)	$(189)	$(208)	$(108)	$(121)	$(135)	$(541)	161%
FX impact -- favorable (unfavorable)	$(89)	$(64)	$(47)	$21	$40	$22	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X				(27)%	(8)%	171%	N/A
Operating margin -- % of International net sales	(2.5)%	(2.5)%	(0.9)%	(1.3)%	(1.4)%	(5.1)%	N/A
Operating income (loss) -- TTM			$(699)	$(626)	$(571)	$(905)	N/A
Operating margin -- TTM % of International net sales			(2.0)%	(1.7)%	(1.4)%	(2.2)%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Y/Y % Change
Segments (continued)
AWS Segment:
Net sales	$1,824	$2,085	$2,405	$2,566	$2,886	$3,231	55%
Net sales -- Y/Y growth, excluding F/X	81%	78%	69%	64%	58%	55%	N/A
Net sales -- TTM	$5,977	$6,894	$7,880	$8,880	$9,943	$11,088	61%
Operating income before stock-based compensation and other:
Operating income	$391	$521	$687	$716	$863	$1,021	96%
Operating income -- Y/Y growth (decline), excluding F/X	314%	353%	161%	161%	121%	100%	N/A
Operating margin -- % of AWS net sales	21.4%	25.0%	28.5%	27.9%	29.9%	31.6%	N/A
Operating income -- TTM	$993	$1,417	$1,863	$2,315	$2,787	$3,286	132%
Operating margin -- TTM % of AWS net sales	16.6%	20.6%	23.6%	26.1%	28.0%	29.6%	N/A
Operating income:
Operating income	$305	$428	$580	$604	$718	$861	101%
FX impact -- favorable (unfavorable)	$71	$78	$60	$24	$—	$(20)	N/A
Operating income -- Y/Y growth, excluding F/X				198%	136%	106%	N/A
Operating margin -- % of AWS net sales	16.7%	20.5%	24.1%	23.5%	24.9%	26.6%	N/A
Operating income -- TTM			$1,507	$1,916	$2,329	$2,762	N/A
Operating margin -- TTM % of AWS net sales			19.1%	21.6%	23.4%	24.9%	N/A
Consolidated Segments Before Stock-Based Compensation and Other:
Operating income	$1,075	$993	$1,750	$1,660	$2,108	$1,383	39%
Operating income -- Y/Y growth, excluding F/X	168%	N/A	67%	128%	92%	38%	N/A
Operating margin -- % of Consolidated net sales	4.6%	3.9%	4.9%	5.7%	6.9%	4.2%	N/A
Operating income -- TTM	$2,682	$3,811	$4,523	$5,478	$6,511	$6,902	81%
Operating margin -- TTM % of Consolidated net sales	2.8%	3.8%	4.2%	4.8%	5.4%	5.4%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except inventory turnover, accounts payable days, and employee data)
(unaudited)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016	Q3 2016	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,620	$2,963	$3,931	$3,208	$2,928	$3,237	9%
Media -- Y/Y growth, excluding F/X	7%	9%	12%	8%	12%	9%	N/A
Media -- TTM	$11,867	$12,096	$12,483	$12,722	$13,030	$13,304	10%
Electronics and other general merchandise	$10,987	$11,840	$17,325	$13,511	$14,459	$15,327	29%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	32%	35%	28%	32%	32%	29%	N/A
Electronics and other general merchandise -- TTM	$43,559	$46,606	$50,401	$53,663	$57,134	$60,622	30%
Electronics and other general merchandise -- TTM % of North America net sales	77%	78%	79%	80%	80%	81%	N/A
Other	$189	$203	$245	$277	$287	$310	53%
Supplemental International Segment Net Sales:
Media	$2,094	$2,320	$3,292	$2,480	$2,283	$2,491	7%
Media -- Y/Y growth, excluding F/X	3%	6%	5%	9%	7%	7%	N/A
Media -- TTM	$10,329	$10,140	$10,026	$10,186	$10,375	$10,546	4%
Electronics and other general merchandise	$5,425	$5,901	$8,491	$7,034	$7,504	$8,056	36%
Electronics and other general merchandise -- Y/Y growth, excluding F/X	31%	32%	31%	33%	36%	36%	N/A
Electronics and other general merchandise -- TTM	$23,072	$23,814	$25,196	$26,851	$28,930	$31,084	31%
Electronics and other general merchandise -- TTM % of International net sales	69%	70%	71%	72%	73%	74%	N/A
Other	$46	$46	$58	$52	$57	$62	37%
Balance Sheet
Cash and marketable securities -- ending	$14,001	$14,428	$19,808	$15,859	$16,540	$18,347	27%
Inventory, net -- ending	$7,470	$8,981	$10,243	$9,582	$9,588	$10,696	19%
Inventory turnover, average -- TTM	8.9	8.6	8.5	8.6	8.6	8.5	(1)%
Property and equipment, net -- ending	$19,479	$20,636	$21,838	$23,308	$25,190	$27,177	32%
Accounts payable -- ending	$12,391	$14,437	$20,397	$14,990	$16,123	$18,801	30%
Accounts payable days -- ending	74	79	77	72	77	81	3%
Stock-based Compensation Expense
Cost of sales						$7	N/A
Fulfillment	$132	$122	$137	$116	$186	$165	35%
Marketing	$50	$48	$57	$56	$80	$85	76%
Technology and content	$319	$309	$364	$317	$419	$434	41%
General and administrative	$62	$65	$48	$55	$83	$85	31%
Total stock-based compensation expense	$563	$544	$606	$544	$768	$776	43%
Other
WW shipping revenue	$1,399	$1,494	$2,328	$1,820	$2,000	$2,154	44%
WW shipping revenue -- Y/Y growth	57%	43%	37%	40%	43%	44%	N/A
WW shipping costs	$2,340	$2,720	$4,170	$3,275	$3,362	$3,897	43%
WW shipping costs -- Y/Y growth	29%	35%	37%	42%	44%	43%	N/A
WW net shipping costs	$941	$1,226	$1,842	$1,455	$1,362	$1,743	42%
WW net shipping costs -- Y/Y growth	2%	26%	37%	44%	45%	42%	N/A
WW paid units -- Y/Y growth	22%	26%	26%	27%	28%	28%	N/A
WW seller unit mix -- % of WW paid units	45%	46%	47%	48%	49%	50%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	183,100	222,400	230,800	245,200	268,900	306,800	38%

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique e-mail addresses that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide — for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.amazon.com.br, www.amazon.in, www.amazon.com.mx, www.amazon.com.au, www.amazon.nl, www.diapers.com, www.shopbop.com, and www.zappos.com — as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Darin Manney, ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about